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                                                                Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-66720, 333-91179, 333-49802, 333-38996 and
333-98415) of Lionbridge Technologies, Inc. of our report dated January 30, 2003, except as to Note 17 which is as of March 28, 2003, relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
March 31, 2003